UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2024

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, no par value	BMRC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Section 1 - Registrant’s Business and Operations

Item 1.01     Entry into a Material Definitive Agreement

Bank of Marin Bancorp (Nasdaq: BMRC) (the “Company”) announced that on April 26, 2024, that the Company and Shawn Devlin and Riley Gardner (Devlin and Gardner collectively, the “Kelly Trust Parties”) have amended that certain previously disclosed agreement dated May 10, 2021 (the “Agreement”), previously amended by Amendment Number One dated March 31, 2022 and Amendment Number Two dated April 25, 2023 (collectively, the “Amended Agreement”). Under the Amendment Number Three (the “Amendment”), among other things, Sanjiv Sanghvi was confirmed as the continuing Kelly Trust Nominee (including as one of the Board’s nominees for the 2024 Annual Meeting of Shareholders), appointed to the Bank of Marin Board of Directors and seated on the Bank of Marin Asset/Liability Management Committee, and the “Restricted Period” was extended by approximately one year. The other terms and conditions of the Agreement generally were continued. The summary description of the Amendment in this paragraph is qualified in its entirety by reference to the full terms of the Amendment attached to this Report as Exhibit 10.1.

Important Additional Information And Where To Find It

The Company, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s upcoming 2024 Annual Meeting of Shareholders. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise can be found in the Company’s proxy statement for its 2024 Annual Meeting of Shareholders. The proxy statement and all other documents filed with the SEC by the Company are available free of charge at the SEC’s website at www.sec.gov. On April 9, 2024, the Company filed a definitive proxy statement and proxy card with the SEC in connection with the solicitation of proxies from the Company’s shareholders for matters to be considered at the Company’s 2024 Annual Meeting of Shareholders. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s definitive proxy statement for its 2024 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED BY BANK OF MARIN BANCORP WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement, the accompanying proxy card, and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.bankofmarin.com, or by writing to the Company’s Corporate Secretary at BANK OF MARIN BANCORP, 504 REDWOOD BLVD., SUITE 100, NOVATO, CA 94947.

Section 9 - Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment Number Three Dated April 26, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 30, 2024	BANK OF MARIN BANCORP
		By:	/s/ David Merck
David Merck
First Vice President
Controller